UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On September 25, 2019,  Beacon Roofing Supply, Inc., as issuer (the “Company”), and certain subsidiaries of the Company, as guarantors (collectively, the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as the initial purchasers (the “Initial Purchasers”), pursuant to which the Company has agreed to sell $300.0 million aggregate principal amount of its 4.500% senior secured notes due 2026 (the “2026 Senior Notes”) and related subsidiary guarantees in a private offering. The offering of the 2026 Senior Notes is expected to close on October 9, 2019 (the “Closing Date”), subject to customary closing conditions.

The 2026 Senior Notes and related subsidiary guarantees will be issued pursuant to an indenture, to be dated as of the Closing Date (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank National Association, as trustee and collateral agent.

The Company intends to use the net proceeds from the offering, together with cash on hand and/or available borrowings under its existing senior secured asset-based revolving credit facility (the “2023 ABL”), to redeem all $300.0 million aggregate principal amount outstanding of its 6.375% senior unsecured notes due 2023 (the “2023 Senior Notes”) and pay related transaction premiums, accrued interest, fees and expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Guarantors. In addition, the Company and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities. Furthermore, the Company and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Company or the Guarantors for a period of 90 days after the date of the Purchase Agreement without the prior written consent of the Initial Purchasers.

The 2026 Senior Notes and related subsidiary guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act and to certain non-U.S. persons in transactions outside the United States under Regulation S under the Securities Act. The issuance and sale of the 2026 Senior Notes and related subsidiary guarantees have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and the 2026 Senior Notes and related subsidiary guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

The Initial Purchasers and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which the Company or its affiliates pay customary compensation.

Affiliates of the Initial Purchasers are lenders and/or agents under the Company’s existing senior secured term loan “B” facility (the “2025 Term Loan”) and the 2023 ABL. In particular, an affiliate of Wells Fargo Securities, LLC is a lender, administrative agent and collateral agent under the 2023 ABL and a lender under the 2025 Term Loan, and an affiliate of Citigroup Global Markets Inc. is a lender, administrative agent and collateral agent under the 2025 Term Loan and a lender under the 2023 ABL. Affiliates of the Initial Purchasers may also be holders of the 2023 Senior Notes.  In addition, an affiliate of Wells Fargo Securities, LLC is party to interest rate swap arrangements with Beacon Sales Acquisition, Inc., a Guarantor, that effectively fix the interest rate with respect to $500.0 million of the aggregate principal amount of outstanding borrowings under the 2025 Term Loan to 3.74%. Certain of the Initial Purchasers or their respective affiliates routinely hedge, and certain other of those Initial Purchasers or their respective affiliates may hedge, their credit exposure to the Company consistent with their customary risk management policies. Affiliates of the Initial Purchasers may receive a portion of the net proceeds of the offering of the 2026 Senior Notes as a result of the Company redeeming the 2023 Senior Notes held by such affiliates and/or repaying amounts outstanding under the 2023 ABL.

Item 8.01    Other Events

On September 25, 2019, the Company announced the pricing of the 2026 Senior Notes offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On September 25, 2019, the Company provided notice of its election to redeem (the “Redemption”) all $300.0 million aggregate principal amount outstanding of its 2023 Senior Notes. The 2023 Senior Notes will be redeemed on October 28, 2019 (the “Redemption Date”). The Company’s obligation to complete the Redemption is conditioned upon (i) the closing of the 2026 Senior Notes offering pursuant to the Purchase Agreement and (ii) the Company’s ability on the Redemption Date to draw amounts sufficient under the 2023 ABL, together with cash on hand, to fund the redemption price. This Current Report on Form 8-K does not constitute a notice of redemption of the 2023 Senior Notes.

This Current Report on Form 8-K (and the exhibits hereto) shall not constitute an offer to sell or the solicitation of an offer to buy the 2026 Senior Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Index
Exhibit Number	Description
10.1	Purchase Agreement, dated as of September 25, 2019, by and among Beacon Roofing Supply, Inc., the guarantors named therein, and Wells Fargo Securities, LLC and Citigroup Global Markets Inc.
99.1	Beacon Roofing Supply, Inc. press release dated September 25, 2019
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: September 26, 2019	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer